Exhibit 4.1

SECOND AMENDMENT TO.

AMENDED AND RESTATED PROMISSORY NOTE

This SECOND AMENDMENT TO AMENDED AND RESTATED PROMISSORY NOTE (this “Second Amendment”) is entered into as of September 23, 2021, by and between UNIQUE LOGISTICS 1NTERNATIONAL INC., a corporation incorporated under the laws of the State of Nevada (the “Company”), and TRILLIUM PARTNERS, L.P., a limited partnership organized and existing under the. laws of the state of Delaware (the “Lender”) and further amends that certain AMENDED AND RESTATED PROMISSORY NOTE, dated April 7, 2021, as amended July 22, 2021, made by Company in favor of Lender (the “Original Note”).

RECITALS

A.	WHEREAS, the Company has requested that the Lender extend the maturity date of the note from October 31, 2021 to December 31, 2021 to provide Company with additional time for payment;

B.	WHEREAS, the Lender agrees that it would be in its best interest to extend the maturity date of the Original Note and to amend the Original Note accordingly with effect from October 31, 2021;

C.	WHEREAS, in consideration of the extension of the maturity date, the Company has agreed to immediately add $150,000 to the principal balance of the Original Note;

AGREEMENT

NOW THEREFORE, for adequate consideration the sufficiency of which is acknowledged by the signatures of the pai1ies hereto, the parties to this Second Amendment agree as follows:

The first paragraph of the Original Note is amended to delete “October 31, 2021” and replace the same with “December 31, 2021”

The principal balance of the Original Note is hereby immediately and irrevocably increased by $150,000. The pa1ties hereby acknowledge and agree that the new principal balance upon the date hereof shall be $1,225,000, consisting of$1,000,000 of principal pursuant to the Original Note as of April 7. 2021. $75,000 of additional principal pursuant to the first amendment as of July 22. 2021, and $150,000 of additional principal pursuant to this Second Amendment. The principal balance shall accrue interest following the date hereof pursuant to the terms and conditions contained in the Original Note.

The parties hereto have executed this Second Amendment effective as of September 23, 2021.

[SIGNATURE PAGE FOLLOWS]

COMPANY:

UNIQUE LOGISTICS INTERNATIONAL INC.

By:	/s/ Sunandan Ray
Name:	Sunandan Ray
Title	CEO

LENDER:

TRILLIUM PARTNERS, L.P.

By:	/s/ Stephen Hicks
Name:	Stephen Hicks
Title	Mgr of GP

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